ADDENDUM TO EMPLOYMENT AGREEMENT
BETWEEN
BCB COMMUNITY BANK AND THOMAS COUGHLIN, DATED AS OF JULY 1, 2015

This Addendum ("Addendum"), is dated as of July 1, 2017, and shall act as an addendum to the Employment Agreement between BCB Community Bank and Thomas Coughlin, ("Agreement"), dated as of July 1, 2015, and is executed between BCB COMMUNITY BANK, a New Jersey state-chartered bank (the "Bank"), with its principal offices at Bayonne, New Jersey, and THOMAS COUGHLIN ("Executive"). Any reference herein to the "Company," shall mean BCB Bancorp, Inc., or any successor thereto.  The following sections of the Agreement are hereby amended:
4. COMPENSATION AND REIMBURSEMENT
a. Base Salary.  In consideration of Executive's performance under the Agreement, the Bank will provide Executive the compensation specified in this Addendum.  The Bank will pay Executive a salary of $432,000 for the twelve (12) months from July 1, 2017, through June 30, 2018 ("Base Salary").  Such Base Salary will be payable in accordance with the customary payroll practices of the Bank.
b. Bonus and Incentive Compensation.  After due consideration, and in recognition of the Executive's performance for the calendar year 2016, the Executive has been awarded a bonus of $160,000.

17.              ARBITRATION
Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by binding arbitration, as an alternative to civil litigation and without any trial by jury to resolve such claims, conducted by a single arbitrator mutually acceptable to the Bank and Executive, sitting in a location selected by the Bank within twenty-five (25) miles from the main office of the Bank, in accordance with the National Arbitration and Mediation's Rules for the Resolution of Employment Disputes then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. THE PARTIES UNDERSTAND THAT BY AGREEING TO ARBITRATE THEIR DISPUTES, THEY ARE GIVING UP THEIR RIGHT TO HAVE THEIR DISPUTES HEARD IN A COURT OF LAW AND, IF APPLICABLE, BY A JURY.

ALL other terms of the Agreement shall remain in full force and effect, except as otherwise amended by this Addendum.

IN WITNESS WHEREOF, the parties hereto have duly executed this Addendum on the dates set forth below.

BCB COMMUNITY BANK

/s/ Mark D. Hogan
June 29, 2017	By:	Name: Mark D. Hogan
Title: Chairman of the Board

EXECUTIVE

June 29, 2017	By:	/s/ Thomas Coughlin
Name: Thomas Coughlin

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